UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2013

FIRST SOUTH BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA	0-22219	56-1999749
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

1311 Carolina Avenue, Washington, North Carolina	27889
(Address of principal executive offices)	(Zip Code)

(252) 946-4178

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 20, 2013, First South Bank (the “Bank”), a wholly-owned subsidiary of First South Bancorp, Inc. (the “Company”), and Emerald Portfolio, LLC (“Emerald”), entered into an Asset Purchase Agreement (the “Agreement”). Pursuant to the Agreement, the Bank will sell to Emerald, a portfolio of problem held-for-sale loans with a pre-transaction book value of $46.5 million for a total purchase price of $25.1 million, subject to certain adjustments as provided in the Agreement. The Bank will continue to service the loans until a mutually agreed-upon servicing transfer date. The servicing transfer date will occur no later than ninety days after the closing date of the transaction. The Agreement also includes detailed representations and warranties of the Bank and Emerald and indemnification provisions customary for transactions of this type. The transaction closed on February 22, 2013.

Item 2.02. Results of Operations and Financial Condition

On February 21, 2013, the Company issued a press release announcing the bulk asset disposition plan referenced in Item 1.01 above, and reporting its unaudited December 31, 2012 quarterly and year end operating results. A copy of the press release dated February 21, 2013 is furnished herewith and attached to this Report as Exhibit 99.1.

The information contained in Item 2.02 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.06. Material Impairments.

In connection with the Agreement described above under Item 1.01, the Company determined, pursuant to generally accepted accounting principles, it would record a fourth quarter 2012 non-cash charge of approximately $17.6 million attributable to the loan sale transaction contemplated by the Agreement. This charge is net of the impact that the loan sale had on several factors impacting the Company’s calculation of the allowance for loan losses, with the most significant factor being the effect of previously established reserves associated with the loans to be sold.

On February 15, 2013, the Company’s board of directors approved the recording of a fourth quarter 2012 non-cash charge of $5.2 million related to the write-down of certain foreclosed real estate, in connection with efforts to accelerate the disposal of these assets.

In connection with these actions, the total charge to be reflected in the Company’s fourth quarter 2012 unaudited financial statements will be approximately $22.8 million on a pre-tax basis. The total after-tax charge is expected to be approximately $14.0 million, based on an assumed overall effective income tax rate of 38.55%.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits

The following exhibits are filed or furnished herewith as part of this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
99.1	Exhibit 99.1 – Press Release dated February 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

First South Bancorp, Inc. (Registrant)

Date: February 22, 2013	By:	/s/ Scott C. McLean
Scott C. McLean Chief Financial Officer